AMENDED AND RESTATED AMENDMENT TO AMENDED AND RESTATED
      ADMINISTRATION AGREEMENT BETWEEN ADVISORS' INNER CIRCLE FUND AND SEI
            INVESTMENTS GLOBAL FUNDS SERVICES DATED FEBRUARY 20, 2002

         THIS AMENDED AND RESTATED AMENDMENT TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "Amendment") is entered into as of the 20th day of June, 2007 by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "Trust"), on behalf of ICM Small Company Portfolio, (the "Fund"), and SEI Investments Global Funds Services ("SEI GFS"), a Delaware business trust (formerly known as "SEI Investments Mutual Funds Services"). For purposes of this Amendment, Investment Counselors of Maryland, LLC., adviser of the Funds, shall be referred to as "Adviser."

         WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement dated as of the 20th day of February, 2002 (the "Agreement"); and

         WHEREAS, the Trust, on behalf of the Fund, and SEI GFS entered into an amendment ("Original Amendment") to the Agreement dated as of November 1, 2004; and

         WHEREAS, the Trust, on behalf of the Fund, and SEI GFS desire to amend and restate the Original Amendment as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

1. AMENDMENT TO SCHEDULE TO THE AGREEMENT. Schedule A to the Agreement is hereby amended to provide in its entirety as set forth in Attachment 1 to this Amendment.

2. AMENDMENT TO ARTICLE 6 OF THE AGREEMENT. Article 6 of the Agreement is hereby amended to provide in its entirety as set forth in Attachment 1 to this Agreement.

3. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

4. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

5. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

6. ENTIRE AGREEMENT. This Amendment sets forth the entire understanding of the parties with respect to the subject matter hereof. This Amendment supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral, including, without limitation, the Original Amendment.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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


IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.


         ADVISORS' INNER CIRCLE FUND
         ON BEHALF OF ICM SMALL COMPANY PORTFOLIO


         By:  /s/ Sofia Rosala
              ----------------------------
         Name:  Sofia Rosala
         Title:  Vice President


         SEI INVESTMENTS GLOBAL FUNDS SERVICES


         By:  /s/ Stephen G. Meyer
              ----------------------------
         Name:  Stephen G. Meyer
         Title:  Executive Vice President


         AGREED TO AND ACCEPTED BY:
         INVESTMENT COUNSELORS OF MARYLAND, LLC.


         By:   /s/ Robert D. McDorman, Jr.
               -----------------------------
         Name:  Robert D. McDorman, Jr.
         Title:  Principal


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

                                  ATTACHMENT 1

                     INVESTMENT COUNSELORS OF MARYLAND, LLC.

                           ICM SMALL COMPANY PORTFOLIO

                         SCHEDULE A DATED JUNE 20, 2007
              TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                             DATED NOVEMBER 12, 2002
                                     BETWEEN
                           ADVISORS' INNER CIRCLE FUND
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

FEES:     The following fees are due and payable monthly to SEI GFS pursuant to
          Article 4, of the Agreement:

Each Portfolio advised by Adviser or its delegate will be charged the greater of its Basis Point Fee or its Portfolio Minimum Fee, in each case calculated in the manner set forth below.

BASIS POINT FEES:

10 basis points for the first $250 million in assets;
8 basis points for the next $250 million in assets;
7 basis points for the next $250 million in assets; and 4 basis points for all assets greater than $750 million

Basis Point Fees shall be calculated based on the aggregate total average daily net assets of the Portfolios administered hereunder during the period. Basis Point Fees so calculated shall be allocated to each Portfolio on a pro rata basis based on the average daily net assets of each such Portfolio during the period.

PORTFOLIO MINIMUM FEES:

The Portfolio Minimum Fees shall be as follows:

First Portfolio:                                      $125,000
Second Portfolio:                                     $120,000
Each additional portfolio over two:                    $75,000

In addition, the Portfolio Minimum Fees shall be increased by $15,000 for each Class (not including the first Class) of any Portfolio established after the date hereof (beginning on the date such Class is initially funded.

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


The Portfolio Minimum Fees shall also be increased by an amount determined by the sum of the following amounts (in the aggregate for all Portfolios):

$6.50 for each Investor Service or Broker Dealer call in excess of 250 calls per month; $12.30 for each e-mail response exceeding of 50 responses per month; and

The Portfolio Minimum Fees so calculated shall be allocated to each Portfolio on a pro rata basis based on the average daily net assets of each Portfolio during the period.


ADVISOR EXPENSE REPAYMENT:

Any and all out-of-pocket fees, costs, or expenses advanced by SEI GFS, in its sole discretion, on behalf of the undersigned Adviser, as a result of any failure to fully satisfy and comply with any and all applicable Portfolio expense caps or expense ratio limits, shall be the responsibility of the Adviser and shall be promptly repaid to SEI ("Repayment Obligation"). Any such Repayment Obligation of the Adviser shall survive (i) the termination of this Agreement and (ii) any merger or liquidation of any subject Portfolio, unless and until the Repayment Obligation is indefeasibly paid in full.

TERM:

Pursuant to Article 6, this Agreement shall become effective on the date hereof and shall remain in full force and effect through October 31, 2010 ("Initial Term") and thereafter shall automatically renew and continue in full force and effect, for successive terms of three (3) years each (each a "Renewal Term"), unless and until this Agreement is terminated in accordance with Article 6 of the Agreement.





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


         The parties hereto, intending to be legally bound and for the mutual premises herein, accept and agree to the terms hereof.

         AGREED TO AND ACCEPTED BY:

         SEI Investments Global Funds Services


         By: /s/ Stephen G. Meyer
             ----------------------------
         Name:    Stephen G. Meyer
         Title:  President

         AGREED TO AND ACCEPTED BY:

         Advisors' Inner Circle Fund
         On behalf of  ICM Small Company Fund


         By: /s/ Sofia Rosala
             -----------------------------
         Name:    Sofia Rosala
         Title:  Vice President

         AGREED TO AND ACCEPTED BY:

         Investment Counselors of Maryland, LLC.


         By:  /s/ Robert D. McDorman, Jr.
              ---------------------------
         Name:    Robert D. McDorman, Jr.
         Title:   Principal


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



                                  ATTACHMENT 2

         Article 6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective on the date set forth in the schedules attached hereto and shall remain in effect for the full duration of the Initial Term and each Renewal Term, each as set forth in the schedules attached hereto, unless terminated in accordance with the provisions of this
         Article 6. This Agreement may be terminated only: (a) by either party at the end of the Initial Term, or thereafter at the end of any Renewal Term with ninety (90) days prior written notice to the other party; (b) by either party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least forty-five
         (45) days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (c) as to any Portfolio, with thirty (30) days prior written notice to the Administrator, effective (i) upon the full liquidation of any such Portfolio and all proceeds therefrom are distributed in cash to the shareholders of such Portfolio in complete liquidation of the interests of such shareholders in the entity, (ii) upon the complete merger of a Portfolio into another Portfolio within the Trust, or (iii) upon the complete merger of a Portfolio into another Portfolio within a fund family affiliated with the Adviser, or the Adviser's parent, Old Mutual Asset Management, for which Administrator continues to serve as administrator or sub-administrator;. For purposes of this paragraph, the term "liquidation" shall mean only a transaction in which the assets of the Portfolio are sold or otherwise disposed of in complete liquidation of the interests of such shareholders in the entity, and the term "change in control" shall mean any transaction that results in transfer of right, title and ownership of fifty-one percent (51%) or more of the equity interests of the Adviser to a third party.


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